Exhibit 4-a-3


State of Maryland                                           PARRIS N. GLENDENING
DEPARTMENT OF                                                     Governor
ASSESSMENTS AND TAXATION      [MARYLAND STATE SEAL]          RONALD W. WINEHOLT
                                                                  Director
Charter Division                                              PAUL B. ANDERSON
                                                                Administrator
________________________________________________________________________________

                             ARTICLES OF AMENDMENT
                      (See instructions on previous page)
               BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
          -----------------------------------------------------------
                                      (1)

(2) Bull & Bear U.S. Government Securities Fund, Inc., a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows: Article II should be deleted and the following should be inserted:

     The name of the corporation (hereinafter called the "Corporation") is Bexil Corporation.

Article XIV should be deleted and the following should be inserted:

                                  Article XIV

     The name "Bexil" included in the name of the Corporation shall be used pursuant to a royalty-free nonexclusive license from Winmill & Co. Incorporated or a subsidiary of Winmill & Co. Incorporated. The license may be withdrawn by Winmill & Co. Incorporated or its subsidiary at any time in their sole discretion, in which case Corporation shall have no further right to use the name "Bexil" in its corporate name or otherwise and the Corporation, the holders of its capital stock and its officers and directors, shall promptly take whatever action may be necessary to change its name accordingly.

This amendment shall be effective on August 26, 1999.

This amendment of the charter of the corporation has been approved by

(4) the directors and shareholders


We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.


      /s/ Deborah A. Sullivan                    /s/ Thomas B. Winmill
------------------------------------    ----------------------------------------
          SECRETARY Deborah Sullivan                 PRESIDENT Thomas B. Winmill

              MAIL TO: STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                       301 WEST PRESTON STREET, ROOM 809
                              BALTIMORE, MD 21201
                              PHONE: 401-767-1350




(MD - 4 - 3/24/98)

               RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT
                                     AGENT


The directors/stockholders/general partners/authorized person of BEXIL CORPORATION, organized under the laws of Maryland, passed the following resolution:


                           [Check Applicable Box(es)]


[ ] The principal office is changed from: (old address)

          ___________________________________________________________

          ___________________________________________________________

    to:

          ___________________________________________________________

          ___________________________________________________________

[X] The name and address of the resident agent is changed from:

Prentice Hall Corporation, 11 East Chase Street, Baltimore, MD 21202

to:

Mary Ann Lombardozzi, 135 Rhode Island Avenue, Earlsville, MD  21919


I certify under the penalties of perjury the foregoing is true.


                                        /s/ Monica Pelaez
                                        ---------------------------------
                                        Secretary or Assistant Secretary

I hereby consent to my designation in this document as resident agent for this entity.


                                SIGNED: /s/ Mary Ann Lombardozzi
                                        ---------------------------------
                                        Mary Ann Lombardozzi - Resident Agent


July 22, 2002


Mail to: State Department of Assessments & Taxation, 301 W. Preston St., Room 801, Baltimore, MD 21201.